EXHIBIT (e)(3)

Farmers New World Life Insurance Company

Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400

Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975

Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

Application Number:    LA

Application for Life Insurance Part 1

A. Primary Proposed Insured
Name of Primary Proposed Insured (First/Middle/Last/Suffix i.e. Jr., Sr.)

Gender ☐ Male ☐ Female	Date of Birth (mm/dd/yyyy)	Place of Birth (State, Country)	Social Security Number (SSN)

Marital Status	Driver License Number	License Issue State	Height	Weight

Residence Address (Street, City, State, Zip Code)
Billing Address (Street, City, State, Zip Code) (if different from Residence Address)

Primary Telephone Number	Secondary Telephone Number	Primary Language Spoken (if other than English)

Occupation	Duties	Number of Years

Employer Name	Annual Income	Annual Household Income

Parent Name (if Primary Proposed Insured is a juvenile and if other than Proposed Policy Owner)

B. Additional Proposed Insured
Name of Additional Proposed Insured (First/Middle/Last/Suffix i.e. Jr., Sr.)

Gender ☐ Male ☐ Female	Date of Birth (mm/dd/yyyy)	Place of Birth (State, Country)	Social Security Number (SSN)

Marital Status	Driver License Number	License Issue State	Height	Weight

Residence Address (Street, City, State, Zip Code)

Occupation	Duties	Number of Years	Annual Income

Employer Name	Relationship to Primary Proposed Insured ☐ Spouse ☐ Parent ☐ Other _____________________

C. Proposed Policy Owner Complete only if other than the Primary Proposed Insured. Note: Complete section N for Trust Ownership, Policy Co-Owner (optional) and Successor Policy Owner (optional).
Name of Proposed Policy Owner (First/Middle/Last/Suffix i.e. Jr., Sr.)
Primary Telephone Number	Secondary Telephone Number	Primary Language Spoken (if other than English)

Relationship to Primary Proposed Insured ☐ Business ☐ Spouse ☐ Parent ☐ Other ________________________________

Gender ☐ Male ☐ Female	Date of Birth (mm/dd/yyyy)	Place of Birth (State, Country)	Taxpayer ID Number or SSN

Address (Street, City, State, Zip Code)

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D. Product Information Plans, Benefits, and Riders may not be available in all states. Benefits and Riders may not be available for all plans. (See Product Guide for Product Information)
Plan_______________ Face Amount $___________ ☐ Standard ☐ Preferred ☐ Premier ☐ Non-nicotine ☐ Nicotine ☐ Juvenile	Whole Life plans only - nonforfeiture options: ☐ Automatic Premium Loan ☐ Extended Term Insurance ☐ Reduced Paid-Up Insurance

Universal Life plans only:

Death Benefit Option (choose one)

☐  Increasing/Variable (A)

☐  Level (B)

☐  Automatic Increase Benefit

(select no more than one of the following)

☐  Waiver of Deduction

☐  Monthly Disability Benefit

    $                     per month

Accidental Death Benefit $_________ Guaranteed Insurability Benefit $___________ (juvenile policy only) ☐ Waiver of Premium (adult policy only) ☐ Payor/Owner Benefits (juvenile policy only)	Premier Whole Life only: Excess Credit Option ☐ Cash ☐ Paid-Up Additions ☐ Premium/RetirementDeposit Fund ☐ Reduced Premium Single Premium Rider $ One-Year Term Rider $
☐ Other/AdditionalInsured Insurance Amount $_____________ Children’s Insurance Rider units ☐ AcceleratedBenefit Rider for Terminal Illness (Complete disclosure form, if applicable)		Level Term 2000 (20 and 30 year) only: ☐ Critical Illness Accelerated Benefit Rider $ Benefit Amount (Complete disclosure form and Application Supplement)

E. Sales Illustration
Has the Proposed Policy Owner been provided a written illustration that conforms to this Application for life insurance coverage?
☐ Yes ☐ No
F. Payment and Billing Information A modal billing fee may apply for payments other than annual.
Total payment submitted with application: $
Billing Method:

☐ BankCheck Plan monthly deduction	☐ Farmers EasyPay number_____________	☐ Direct Bill (select desired frequency)
(Complete a Bank Authorization form)	☐ Folio/Agent Payroll Deduction	☐ Annual ☐ Semi-Annual
☐ Government Allotment	☐ FIG/Farmers Employee Deduction	☐ Monthly ☐ Quarterly
☐ Other ____________________

Universal Life Plans: Planned Premium $ Lump Sum Payment $
Premium/Retirement Deposit Fund: Initial Payment $ Regular Payment $

G. Other Insurance In Force and Replacement Complete for all Proposed Insured(s). (Use “Other Remarks” in section O, if necessary.)	Primary Proposed Insured	Additional Proposed Insured
Is there any life insurance in force or application pending on the life of any Proposed Insured? If “Yes,” provide details below. Will any life insurance or annuity be reduced, replaced, or discontinued; or	☐ Yes ☐ No	☐ Yes ☐ No
will payment of premiums be stopped if the insurance applied for is issued? If “Yes,” complete required replacement form(s) and provide details below.	☐ Yes ☐ No	☐ Yes ☐ No

Proposed Insured	Company Name	Life Amount	ADB Amount	Policy Number	Will Policy be Replaced?
Is the insurance applied for intended to be a 1035 Exchange? If “Yes,” complete 1035 Exchange forms.					☐ Yes ☐ No

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H. Children’s Insurance Rider Information Complete only when Children’s Insurance Rider is requested. (Use “Other Remarks” in section O, if necessary.)
Name of Child (First/Middle/Last/Suffix i.e. Jr., Sr.)	Gender	Relationship	Date of Birth	Social Security Number	Height	Weight
Has any child ever had, been treated, or hospitalized for any congenital or birth disorder, any heart disorder, cancer, tumor, diabetes,seizures, or any other disease or disorder (Indiana residents only: during the past 10 years)? ☐ Yes ☐ No

If “Yes,” provide child’s name, disease or disorder, date of diagnosis, tests and medications prescribed. Include Physician, Health Care Provider and/or Hospital name, address, telephone number, and date of last visit:

I. Juvenile Plan Information Complete for juvenile plan only. (Use “Other Remarks” in section O, if necessary.)
List amount of life insurance on:

Mother:	Father:			Each Child:

If there is no insurance on one or both parents, or different amounts on other children, please explain and provide complete details:
J. Payor/Owner Benefit Information Complete only when Proposed Policy Owner is applying for Payor/Owner Benefits on a juvenile plan.
Proposed Policy Owner’s Height:			Proposed Policy Owner’s Weight:
Have you, the Proposed Policy Owner, in the past five years, received any treatment or medication for, or been diagnosed as having any kind of cancer or tumor, stroke, diabetes, drug or alcohol dependency; or any disease or disorder of the heart, lungs,
liver, or kidney; or disability, including receiving disability income benefits?					☐ Yes ☐ No

If “Yes,” include dates and disorders:
K. Proposed Insured(s) Primary Care Physician / Health Care Provider (Use “Other Remarks” in section O, if necessary.)
Please provide name, address, and telephone number of the Primary Care Physician or Health Care Provider for all Proposed Insureds.
Proposed Insured Name:			Physician/Provider Name and Address:		Date and reason for last visit:

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L. Supplementary Information (Use appropriate “Additional Details” space in section O, if necessary.)	Primary Proposed Insured	Additional Proposed Insured
1.a. Are you a United States Citizen?	☐Yes ☐ No	☐Yes ☐No
1.b. How long have you continuously resided in the United States?
1.c. If not a United States Citizen, are you residing here legally with a Temporary (Non-immigrant) Visa or Permanent Resident Visa (Green Card)?	☐Yes ☐ No	☐Yes ☐No
1.d. Visa Type and Expiry date:
2. Have you, in the past five years, used Tobacco or Nicotine products in any form? If “Yes,” provide type of Tobacco/Nicotine product and date of last use:	☐Yes ☐ No	☐Yes ☐No

3.      Have you, in the past 10 years, had your driver’s license suspended, revoked, or been convicted of reckless driving, or driving under the influence (DUI/DWI)?
If “Yes,” provide date(s), type(s) of violation(s), and location (city and state):

	☐Yes ☐No	☐Yes ☐No

4.      Have you, in the past 10 years, pled guilty or no contest to, or been convicted of a felony?
If “Yes,” provide date(s) of conviction(s), type(s) of felony(ies), location (city andstate), and date(s) of release from court supervision:

	☐Yes ☐No	☐Yes ☐No
5. Have you, in the past two years, flown as a student pilot, pilot or crewmember (or do you plan to in the future)? If “Yes,” complete an aviation questionnaire.	☐Yes ☐No	☐Yes ☐No

6.      Have you, in the past two years, on a professional or amateur basis, participated in airborne sports, motor powered racing, mountain or rock climbing, or scuba diving (or do you plan to in the future)?
If “Yes,” complete the applicable questionnaire.

	☐Yes ☐No	☐Yes ☐No
7. Within the next two years, do you plan to travel or work outside the United States? If “Yes,” provide destination, purpose, dates, and length of time:	☐Yes ☐No	☐Yes ☐No

8.      Have you had an application for life, accident, or health insurance, or reinstatement of a policy, declined, postponed, cancelled, or issued other than as applied for?
If “Yes,” provide date(s), type(s) of insurance, final action, and reason(s):

	☐Yes ☐No	☐Yes ☐No

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M. Beneficiary Information Beneficiaries by class will share and share alike unless specific percentages are noted. (Use “Other Remarks” in section O, if necessary.)
Primary Beneficiary(ies) Name(s) (First/Middle/Last/Suffix i.e. Jr., Sr.)	% of share	Date of Birth	Relationship to Primary
	(must total 100%)	(mm/dd/yyyy)	Proposed Insuredi
Contingent Beneficiary(ies) Name(s) (First/Middle/Last/Suffix i.e. Jr., Sr.)	% of share	Date of Birth	Relationship to Primary
	(must total 100%)	(mm/dd/yyyy)	Proposed Insured
If a Testamentary Trust is named as Beneficiary, has a will been established?			☐Yes ☐No
Include delay clause ☐ Yes No If “Yes,”☐ 15-day, or indicate number of days: days (not to exceed 180 days)
N. Trust Ownership, Policy Co-Owner (optional) and Successor Policy Owner (optional)

☐ Trust Ownership Name of Trust: Trust Date:
☐ Policy Co-Owner
☐ Successor Policy Owner

Name:

Address:

Gender: Date of Birth: Relationship to Primary Proposed Insured:

Social Security/Tax Identification Number:
O. Additional Details / Other Remarks
Primary Proposed Insured’s Additional Details (Use for any explanation where space is insufficient. Indicate question number.)
Question Number Details
Additional Proposed Insured’s Additional Details (Use for any explanation where space is insufficient. Indicate question number.)
Question Number Details
Other Remarks (Use for explanation where space is insufficient. Indicate section and give full details.)
Section Details

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  Certification, Authorization and Acknowledgement Signatures

Temporary Insurance Acknowledgement

I (We), the Proposed Owner(s), understand and agree that no insurance coverage is in force as a result of this Application for insurance until the policy applied for has been issued, and the first full modal premium has been paid. If the policy is issued other than applied for, no coverage is in effect until the policy is issued, delivered and accepted, and the first full modal premium has been paid. If a request to backdate the policy has been made, no coverage is in effect until the policy is issued and delivered during the lifetime of the Proposed Insured(s) and the first full modal premium has been paid. “Policy” as used herein shall mean a policy issued and in effect as a result of this Application whether issued as applied for or otherwise. I (We) understand that I (we) have the right to purchase Temporary Insurance that, if I (we) meet all eligibility requirements, will provide a limited amount of coverage from the time the Temporary Insurance Application and Agreement (TIAA) is signed until the Policy takes effect. The terms and conditions for Temporary Insurance, including eligibility, coverage, duration and termination are described on the TIAA attached to and bearing the same application number as this Application. If I (we) am eligible and choose to purchase Temporary Insurance, I (we) understand that the first full modal premium payment collected is for Temporary Insurance and that the entire premium payment will be applied to the Policy if and when it takes effect. If I (we) am not eligible or choose not to purchase Temporary Insurance, no agent of Farmers New World Life Insurance Company (FNWL) is allowed to accept a premium payment in connection with this Application or an application for Temporary Insurance and no coverage of any kind is in force by virtue of this Application. In the event of multiple pending applications on a Proposed Insured or Additional Proposed Insured, the maximum amount of Temporary Insurance coverage payable by FNWL is $500,000 on any one life, subject to the terms of the Temporary Insurance Agreement described on the TIAA and regardless of the number of Temporary Insurance Agreements.

Illustration

If the Proposed Policy Owner(s) has not been provided a written illustration, I (we), as Proposed Policy Owner(s), acknowledge that no illustration conforming to the coverage being requested has been provided yet, and if required by state regulation, an illustration conforming to the policy as issued will be provided no later than at the time of the Policy Contract delivery.

Taxpayer Certification

Under penalties of perjury, I (we), as Proposed Policy Owner(s), certify that: 1. The Social Security Number(s) shown on this form is (are) my (our) correct taxpayer identification number(s) (TIN) (or I (we) am (are) waiting for a number to be issued to me (us)), and 2. I (We) am (are) not subject to backup withholding because: (a) I (we) am (are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding, and 3. I (We) am (are) a U.S. person(s) (including a U.S. resident alien).

If any of the answers above are “No,” please initial and date here:                  . An IRS Form W-9 must be completed, signed and submitted with this Application.

Authorization

I (We) authorize any licensed physician; medical practitioner; hospital; clinic or other medical or medically related facility; insurance company; the Medical Information Bureau; the Veterans Administration; or any consumer reporting agency, who possesses any information regarding medical history; care; treatment; advice, including but not limited to information related to HIV; sexually transmitted disease; nicotine use; drug use or treatment; prescription drug history; alcoholism; or mental health disorder; or non-medical information, such as motor vehicle; financial and criminal records, pertaining to me (us) to give to FNWL, its reinsurers and their authorized representatives any such information. I (We) realize that I (we) or my (our) authorized representative have the right to receive a copy of this authorization. A copy of this authorization shall be as valid as the original. This authorization is valid for 24 months from the date shown below. If my (our) state laws address the collection, use, and disclosure of HIV/Acquired Immunodeficiency Syndrome (AIDS) related information by Insurers, I (we) will receive a separate notice regarding the collection and disclosure of HIV/AIDS related information. I (We) understand that portions or all of the data collected to create this Application for Life Insurance Part 1 (Application), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Application with the Policy Contract, if issued, or upon receipt of a written request directed to FNWL.

Acknowledgement

I (We) have read, or have had read to me (us), the Important Notice disclosure statement given to me (us) on this date. I (We) have read the completed Application, or have had it read to me (us), and agree that all answers are true and complete to the best of my (our) knowledge and belief and will be relied upon to determine my (our) insurability. I (We) acknowledge that this Application and any additional applications, application amendments, application supplements, questionnaires, and medical examination forms, completed and signed by me (us), are part of the Application and will be attached to, and made part of the Policy Contract, if issued. I (We) understand that receipt of the Application and any attached forms by FNWL does not guarantee a policy will be issued. I (We) agree that: (1) I (We) will notify FNWL if any statement or answer given in any part of the Application changes prior to delivery of the Policy Contract; and (2) except as provided in the Temporary Insurance Agreement, if eligible, the insurance policy will not begin unless the first modal premium is paid and all persons proposed for insurance are living and insurable as set forth in applications attached to the Policy Contract when it is delivered to the Policy Owner on or after the issue date. I (We) also acknowledge that I (we) have read, or have had read to me (us), the fraud warning and/or other notice listed on Form

31-4226 for my (our) state of residence, if any.

	Signed at		on
Primary Proposed Insured Signature		State		Month, Day, Year
(or parent if Primary Proposed Insured is a juvenile)
	Signed at		on
Proposed Policy Owner Signature (if other than Primary Proposed Insured), and title, if applicable		State		Month, Day, Year

Additional Proposed Insured Signature		Proposed Owner’s Spouse Signature (where required in community property states when a person other than Policy Owner’s spouse is named as Primary Beneficiary)		Policy Co-Owner Signature and title, if applicable
I certify that I have truly and accurately recorded on this Application the information given by the Primary Proposed Insured, Additional Proposed Insured, and Proposed Policy Owner(s). To the best of my knowledge, the life insurance applied for ☐Is ☐Is Not intended to replaceor reduce current coverage with this or any other company. If a replacement, was sales material used in the solicitation?☐ Yes ☐No. If “Yes,” you must submit copies of the materials to FNWL and/or the Proposed Policy Owner(s), if applicable, as required by state regulations.

Agent Name (please print or type)	Agent/Representative Code Number	Agent Signature	Date

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Farmers New World Life Insurance Company

Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400

Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975

Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

Important Notice
Leave this Disclosure Statement with the Primary Proposed Insured and Additional Proposed Insured

We appreciate your Application for Life Insurance with Farmers New World Life, and want to assure you that your request will receive prompt consideration. As part of our normal procedure for processing your request, an investigative consumer report may be obtained regarding you. You have the right to be interviewed in connection with this report. The information is secured by an independent inspection company or by Farmers New World Life through personal interviews with your friends, neighbors, business associates, and others with whom you may be acquainted. This report, if obtained, contains information as to personal character, general reputation, and mode of living except as may be related directly or indirectly to your sexual orientation. Upon written request to us, further information as to the nature and scope of this report will be provided. You may also request a copy of the report. If inaccuracies exist in the report, you have the right to request correction. Corrections will be made upon our receipt of proof of the inaccuracy. Any adverse underwriting decision based on this report will be disclosed to you in writing.

Information regarding your insurability will be treated as confidential. Farmers New World Life or its reinsurers, may however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization to life insurance companies which operates an information exchange on behalf of its members. If you apply to another Bureau member for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information in the Bureau’s file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau’s information office is: MIB Group Inc. 50 Braintree Hill, Suite 400, Braintree, MA 02184-8734; toll-free telephone number: (866) 692-6901 (TTY 866-346-3642 for hearing impaired); www.mib.com.

Farmers New World Life, or its reinsurers, may also release information in its file to other life insurance companies to which you may apply for life or health insurance, or to which a claim for benefits may be submitted during the consideration of a claim.

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